Summary Financial Metrics *

($ in millions, except as indicated)

Summary Financial Metrics	FY 2020 Fct.	FY 2021 Fct.
China	$ 199	$ 220
US and Canada	194	215
TW Mexico	105	141
Brazil	124	140
Net Sales - Top 4 Markets	**$ 620**	**$ 715.6**
All Other Markets	792	797
Total Net Sales	**$ 1,412**	**$ 1,513**
Gross Profit	**$ 967**	**$ 983**
Gross Margin %	*68%*	*65%*
EBITDA	**$ 193**	**$ 272**
EBITDA Margin %	*14%*	*18%*
Capital Expenditures	**$ (34)**	**$ (75)**

* The "Summary Financial Metrics" were prepared by Tupperware Brands Corporation (the "Company") solely to facilitate a discussion with certain noteholders, was not prepared with a view toward public disclosure, and should not be relied upon to make an investment decision with respect to the Company. The information should neither be regarded nor relied upon as an indication that the Company or any third party considers the information to be a reliable prediction of future events. The information includes certain values for illustrative purposes only and such values are not the result of, and do not represent, actual valuations, estimates, forecasts or projections of the Company or any third party and should not be relied upon as such.

Term Sheet Comparison*

<table>
<tr><th></th><th></th><th>AHG Proposal (7/21/2020)</th><th>Company Counterproposal (7/23/2020)</th></tr>
<tr><td rowspan="6">Terms of the Exchange</td><td>Overview</td><td>▪ Offer to exchange all remaining Notes into New Senior Notes</td><td>▪ Same</td></tr>
<tr><td>Participants</td><td>▪ Offered to all accredited investors holding the existing 4.75% Senior Notes 2021</td><td>▪ Same
▪ [Discuss a registered exchange in order to achieve greater participation]</td></tr>
<tr><td>Process Milestones</td><td>▪ Launch on or before [Wednesday, July 29, 2020]
▪ Early Exchange Date [ ]
▪ Close on or before [Friday, August 28, 2020]</td><td>▪ Same, subject to additional discussion</td></tr>
<tr><td>Exchange Ratio</td><td>▪ Each holder of $1,000 in face value of the existing 4.75% Senior Notes 2021 exchanging will receive:
— $[1,000] of New Guaranteed Notes</td><td>▪ Each holder of $1,000 in face value of the existing 4.75% Senior Notes 2021 exchanging will receive:
— $[800] of New Guaranteed [Loans]
— $[200] of cash</td></tr>
<tr><td>Minimum Participation</td><td>▪ [90%], waivable with the consent of both the Company and the Ad Hoc Group</td><td>▪ [95%]
▪ Company shall have the unilateral right to amend</td></tr>
<tr><td>Exit Consents</td><td>▪ Exchanging holders consent to strip all covenants, liens and guarantees (requires initial solicitation to amend payment for consent provision)</td><td>▪ Same</td></tr>
<tr><td rowspan="7">New Guaranteed Notes</td><td>Issuer</td><td>▪ Tupperware Brands Corporation</td><td>▪ Same</td></tr>
<tr><td>Guarantors / Collateral</td><td>▪ Existing liens on 2021 Notes collateral
▪ [All domestic subsidiaries that guarantee the Revolver]
▪ Negative pledge</td><td>▪ Same</td></tr>
<tr><td>Maturity</td><td>▪ [June 1, 2023], springing maturity to 6/1/21 if over $100mm of the 2021 Notes remain outstanding on 3/31/21</td><td>▪ Same</td></tr>
<tr><td>Rate</td><td>▪ Cash interest based on leverage per current revolver agreement:
<table>
<tr><th>Total leverage vs. revolver covenant</th><th>Cash interest</th></tr>
<tr><td><0.00x (compliance)</td><td>11.0%</td></tr>
<tr><td>0.00x to +0.25x</td><td>12.0%</td></tr>
<tr><td>+0.25x to +0.50x</td><td>13.0%</td></tr>
<tr><td>+0.50x to +0.75x</td><td>14.0%</td></tr>
<tr><td>>0.75x</td><td>15.0%</td></tr>
</table>
▪ Plus 3% PIK interest up until 3/31/21 and 5% PIK thereafter</td><td>▪ 9.0% cash</td></tr>
<tr><td>Redemption</td><td>▪ Par until 3/31/21, 103 / 101</td><td>▪ Par until 6/1/21, 103 / 101</td></tr>
<tr><td>Mandatory Paydown</td><td>▪ 1% annual amortization commencing 12/31/20
▪ Excess cash flow sweep TBD</td><td>▪ Same
▪ Excess cash flow sweep of 50%, up to an aggregate amount of $100mm</td></tr>
<tr><td>Covenants</td><td>▪ All covenants and baskets same as RCF (except no financial maintenance covenant)</td><td>▪ Same</td></tr>
<tr><td>Other</td><td>MFN</td><td>▪ If the Company makes another offer while the TSA is in effect or the exchange is outstanding, the Ad Hoc Group must be offered to participate on similar terms</td><td>▪ Same</td></tr>
</table>

* The "Term Sheet Comparison" was prepared by the Company solely to facilitate a discussion with certain noteholders, was not prepared with a view toward public disclosure, and should not be relied upon to make an investment decision with respect to the Company. The information should neither be regarded nor relied upon as an indication that the Company or any third party considers the information to be a reliable prediction of future events. The information includes certain values for illustrative purposes only and such values are not the result of, and do not represent, actual valuations, estimates, forecasts or projections of the Company or any third party and should not be relied upon as such.